UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 22, 2008
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Date of Report (Date of earliest event reported)

ASSURED PHARMACY, INC.
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(Exact name of registrant as specified in its charter)

Nevada	000-33165	98-0233878
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(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17935 Sky Park Circle, Suite F, Irvine, CA, 85016
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(Address of principal executive offices)

(949) 222-9971
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(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of Director

            On February 22, 2008, the Board of Directors of the Registrant appointed Ameet Shah to fill a vacancy on the Board. Mr. Shah, who is 35 years old, is the Managing Partner of Mosaic Capital Advisors and the Mosaic Private Equity family of funds. The Mosaic funds hold 18% convertible debentures of the Registrant in the aggregate principal amount of $1,733,500. These debentures are convertible into an aggregate of 4,333,750 shares of common stock of the Registrant. In addition, these funds hold 6,039,172 outstanding shares of common stock and warrants to purchase an aggregate of 4,333,750 shares of common stock of the Registrant.

           Prior to starting Mosaic Capital, a principal investment firm about 10 years ago, Mr. Shah worked with HSBC Asset Management Limited in various roles in Hong Kong, London and New York. He subsequently moved to Salomon Brothers in Hong Kong and joined the investment team that oversaw the Salomon Brothers Asia Growth Fund in 1997-1998.

           Mr. Shah serves on the Board of three emerging US companies – Advanced Financial Applications, Real Time Radiography and Invalt Inc; and he also serves as a Conflict Review Board Member for the Sigma Opportunity Fund in New York.

           In 2006, Mr. Shah founded the Astonfield Group of Companies. Astonfield Renewable Resources Limited was set up to develop clean energy projects in India. It currently builds, operates and owns a portfolio of solar, biomass and biogas projects in India.

           Mr. Shah is an Economics graduate of Fitzwilliam College, University of Cambridge.

           There are no transactions between Mr. Shah or any of his immediate family members and the Registrant which would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           Dated: February 28, 2008

ASSURED PHARMACY, INC.

By:	/s/ Robert DelVecchio
Name:	Robert DelVecchio
Title:	Chief Executive Officer